Exhibit 99.2

Q1 Financial Results April 24, 2009

All of the statements made by Gardner Denver in this presentation or made orally in connection with it, other than historical facts, are forward-looking statements. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. The words "anticipate," "preliminary," "expect," "believe," "intent," "plan to," "will," "foresee," "project," "forecast," and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that forward-looking statements are subject to known and unknown risks, uncertainties, and other factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. These known and unknown risks, uncertainties, and other factors could cause actual results to differ materially from those matters expressed in, anticipated by or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: changing economic conditions; pricing of the Company's products and other competitive market pressures; the costs and availability of raw materials; fluctuations in foreign currency rates and energy prices; risks associated with the Company's current and future litigation; and the other risks detailed from time to time in the Company's SEC filings, including but not limited to, its annual report on Form 10-K for the fiscal year ending December 31, 2008. These statements reflect the current views and assumptions of management with respect to future events. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future. The inclusion of any statement in this release does not constitute admission by the Company or any other person that the events or circumstances described in such statement are material. The Company does not undertake any duty to update such statements to reflect subsequent events or circumstances. Safe Harbor Disclosure

United States Europe Asia Canada Latin America Other 747.9 760.8 292.8 54.5 98.6 63.7 Well-Diversified Business Industrial Manufacturing Upstream Energy Downstream Energy Transportation Medical Environment Chemical Food and Beverage Printing Paper Automotive Services Other Mining and Construction 0.33 0.09 0.13 0.09 0.06 0.04 0.05 0.05 0.03 0.03 0.01 0.04 0.05 Revenues By Industries Served Revenues By Geography No customer represents more than 3% of revenues(1) Automotive Services 1% Other 4% Mining & Construction 5% Industrial Manufacturing 33% Upstream Energy 9% Downstream Energy 13% Transportation 9% Medical 6% Environment 4% Chemical 5% Food & Beverage 5% Printing 3% Paper 3% United States 37% Europe 38% Asia 14% Canada 3% Latin America 5% Other 3% (1),(2) (3)

Aftermarket Original Equipment 26 74 Balanced Channels to Market Distribution Direct OEM 35 40 25 Revenues By Sales Channel Recurring Revenue Base Opportunity to double aftermarket revenues (1),(2) (1),(2)

The New Gardner Denver Past Future Focus Product Customer Innovation Medium High Organic growth Medium High Culture Top down Inclusive Performance Profitable Highly profitable From a good company to a great company

Realigned Operations to Focus on Customers Industrial Products Group 55% of Q1 2009 revenues Engineered Products Group 45% of Q1 2009 revenues Segment Products Competitors Compressors (>50 psi) Blowers (<50 psi, vacuum) Atlas Copco Ingersoll Rand Dresser Industries UTC/Sullair Enpro/Quincy Compressor Reciprocating pumps Liquid ring pumps Loading arms OEM compressors and pumps NOV Weir Group/SPM FMC Technologies Sterling Fluid Systems/Sihi IDEX/Gast

United States Europe Asia Canada Latin America Other 24 50 18 2 2 4 Industrial Products Group Industrial Manufacturing Downstream Energy Transportation Medical Environmental Chemical Food and Beverage Printing Paper Auto Svcs Other Mining and Construction 0.41 0.08 0.12 0.03 0.04 0.03 0.07 0.04 0.03 0.02 0.04 0.09 Revenues By Industries Served Revenues By Geography Varied applications in global industrial economies (1),(2) (1),(2)

Aftermarket Original Equipment 29 71 Industrial Products Group Distribution Direct OEM 52 29 19 Revenues By Sales Channel Recurring Revenue Base Primarily sold through industrial distribution (1),(2) (1),(2)

United States Europe Asia Canada Latin America Other 0.39 0.28 0.22 0.05 0.04 0.02 Engineered Products Group Industrial Manufacturing Upstream Energy Downstream Energy Transportation Medical Environmental Chemical Food and Beverage Paper Other Mining 0.13 0.18 0.22 0.05 0.12 0.06 0.1 0.01 0.05 0.06 0.02 Revenues By Industries Served Revenues By Geography Focused primarily on direct and OEM accounts (2) (2)

Aftermarket Original Equipment 20 80 Engineered Products Group Distribution Direct OEM 10 56 34 Revenues By Sales Channel Recurring Revenue Base Focused primarily on direct and OEM accounts (2) (2)

Proforma Historical Results See Note 4

Strategy Initiatives Underway 2 Innovative products 3 Organic growth 1 The Gardner Denver Way Selective acquisitions 4 Margin improvement 5 $

14 x 14 Goal of improving IPG operating margins to 14% by 2014 Requires $100-$125 million operating margin expansion in 5 years Opportunity to increase DEPS by $1.30-$1.60 without revenue leverage, based on 30% tax rate and 52.5 million shares outstanding To be accomplished through plant consolidation, material cost reductions and productivity improvements Expect to exit 2009 with significant restructuring activities completed

Restructuring Projects Restructuring Projects

Restructuring Costs and Benefits

Strong Cash Flow Generation Expansion of lean principles enhances cash generated from working capital Inventory reduction goal of 0.5 turns per year Goal results in approximately $25 million in cash provided by operations based on Q1 cost of sales Near term capital spending remains below annual rate of depreciation and amortization Cash generated to be used to repay debt and increase financial flexibility Continue to opportunistically seek acquisitions

Q1 Financial Results April 24, 2009

Presentation Notes Note 1: 2008 results proforma for CompAir acquisition Note 2: Company estimates Note 3: 2008 actual Note 4: Adjusted Operating Income presented in the Proforma Historical Results on page 11 excludes certain unusual or non-recurring charges and credits, including restructuring charges, other employee severance charges and mark-to-market currency adjustments. This non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, the comparable GAAP measure. The information presented in this schedule includes the results of CompAir only from the date of acquisition.